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                                                                  Exhibit 10.17A


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT (this "Amendment") is made as of  this 1st day of
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January, 2000 to that certain EMPLOYMENT AGREEMENT, dated as of November 30,
l999 (the "Employment Agreement"), by and between ROBERT HENSLEY ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

          WHEREAS, the offer letter pursuant to which the Employment Agreement was negotiated stated that Employee would receive, among such other compensation as may be due and payable, a car allowance in the amount of $800.00 per month; and

          WHEREAS, the car allowance was inadvertently omitted from the Employment Agreement; and

          WHEREAS, Employer and Employee have agreed to amend the Employment Agreement to reflect the original terms of the offer letter with regard to the car allowance.

          NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement by adding thereto a new Section 3.7 as follows:

          3.7 Car Allowance. In addition to such other compensation as may be
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due and payable hereunder, Employer shall pay to Executive a car allowance in the amount of $800.00 per month during the Employment Period.

          Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:    /s/: Robert N. Wildrick                    /s/: Robert Hensley
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  Robert N. Wildrick,                             ROBERT HENSLEY
   Chief Executive Officer